FOR IMMEDIATE RELEASE

AeroGrow Completes $5.0 Million Private Placement

Boulder, CO - March 16, 2007 - AeroGrow International, Inc. (OTC BB: AGWI - News) (the “Company” or “AeroGrow”) today announced that it has successfully completed a $5.0 million private offering to certain institutions and accredited investors. The offering consisted of $6.00 units with one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $7.50 per share.
The Company intends to use the net proceeds of the private offering to increase working capital for new product introductions into new specialty channels, and to extend its product distribution into the lawn and garden and hydroponics channels. The Company also intends to utilize the net proceeds of the private offering to increase inventory levels to support the foregoing additional product distribution and for general corporate purposes. The Company also requires an increase in shareholder’s equity to assist it in satisfying the capital requirements of the NASDAQ Capital Market. The Company is not currently listed on the NASDAQ Capital Market and does not currently satisfy its listing criteria.

The shares sold were not registered under the Securities Act of 1933, as amended (the "Securities Act"), and were sold in reliance upon exemptions from the registration requirements of the Securities Act pursuant to Regulation D promulgated under the Securities Act. Unless the shares are registered, they may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About AeroGrow International, Inc.

Founded in 2002 in Boulder, Colorado, AeroGrow International, Inc. is dedicated to the research, development and marketing of the AeroGarden™, the world's first kitchen garden appliance. The AeroGarden features NASA-proven, dirt-free aeroponic technology, allowing anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, strawberries and more, indoors, year-round, so simply and easily that no green thumb is required. See www.aerogrow.com.

CONTACTS:

Corporate	Investor
John Thompson	Justin Davis
AeroGrow International, Inc.	After Market Support, LLC
(303) 444-7755	Toll Free: (800) 979-AGWI (2494)
john@aerogrow.com	justin.davis@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements regarding growth of the AeroGarden product line, optimism related to the business, expanding sales and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the kitchen garden appliance market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

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